Exhibit 10.6

Prepared by, and after recording

return to:

Brian J. Iwashyna, Esquire

Troutman Sanders LLP

Post Office Box 1122

Richmond, Virginia 23218-1122

Freddie Mac Loan No. 932896871

ARIUM Hunter's Creek

ASSIGNMENT OF SECURITY INSTRUMENT

(Revised 12-19-2014)

FOR VALUABLE CONSIDERATION, WALKER & DUNLOP, LLC, a limited liability company organized and existing under the laws of Delaware (“Assignor”), having its principal place of business at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, hereby assigns, grants, sells and transfers to the FEDERAL HOME LOAN MORTGAGE CORPORATION, a corporation organized and existing under the laws of the United States (“Assignee”), having its principal place of business at 8200 Jones Branch Drive, McLean, Virginia 22102, and Assignee’s successors, transferees and assigns forever, all of the right, title and interest of Assignor in and to the Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement, dated as of October 30, 2017, entered into by BR HUNTERS CREEK, LLC, a Delaware limited liability company (“Borrower”) for the benefit of Assignor, securing an indebtedness of Borrower to Assignor in the principal amount of $72,294,000.00 recorded in the land records of Orange County, Florida prior to this Assignment (“Instrument”), which indebtedness is secured by the property described in Exhibit A attached to this Assignment and incorporated into it by this reference.

Together with the Note or other obligation described in the Instrument and all obligations secured by the Instrument now or in the future.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of October 30, 2017, to be effective as of the effective date of the Instrument.

Assignment of Security Instrument	Page 1

WITNESS:		ASSIGNOR:

/s/ Debi Michalowski		WALKER & DUNLOP, LLC, a Delaware limited liability company
Print Name:	Debi Michalowski

/s/ C.A. Henderson		By:	/s/ Joyce Velazquez
Print Name:	C.A. Henderson		Joyce Velazquez
Closing Officer

STATE OF Texas

CITY/COUNTY OF Dallas, ss:

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the state aforesaid and in the county aforesaid to take acknowledgments, personally appeared Joyce Velazquez, to me known to be the person described in and who executed the foregoing instrument as the Closing Officer of Walker & Dunlop, LLC, a Delaware limited liability company, and acknowledged to me that she as such officer of, being authorized to do so, executed the foregoing instrument for the purposes therein contained in the name of such limited liability company by herself as Closing Officer.

Witness my hand and official seal in the county and state aforesaid, this 3rd day of October, 2017.

/s/ Natalie Miller
Notary Public

My Commission Expires: 7/11/20

Assignment of Security Instrument	Page 2

EXHIBIT A

DESCRIPTION OF THE PROPERTY

PARCEL 1: (Fee Simple Estate):

Lots 1 and 2, HUNTER'S CREEK TRACT 480, according to the plat thereof, as recorded in Plat Book 40, Page 120, of the Public Records of Orange County, Florida.

PARCEL 2:

Non-Exclusive easement for ingress and egress for the benefit of Parcel 1 as set forth and granted by Access Easement recorded May 29, 1998, in Official Records Book 5491, Page 4521, of the Public Records of Orange County, Florida.

PARCEL 3:

Non-Exclusive easement for encroachment and of use, access and enjoyment in and to the "Common Area" for the benefit of Parcel 1 as defined and more particularly described in that certain Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek, filed in Official Records Book 6065, Page 2309, re-recorded in Official Records Book 6108, Page 4653, modified by Supplemental Declaration to Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek filed in Official Records Book 6112, Page 1865, Termination of Class "C" Membership filed in Official Records Book 6178, Page 2519, and Supplemental Declaration to Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek, filed in Official Records Book 6285, Page 5991, and Supplemental Declaration to Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek filed in Official Records Book 7735, Page 2464, and further amended by Certificate of First Amendment to the Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek recorded in Official Records Book 7964, Page 263, as amended by certificate of Second Amendment to the Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek, recorded November 30, 2009 in Official Records Book 9968, Page 6699, as affected by Notice, recorded May 28, 2010 in Official Records Book 10052, Page 5307, as affected by Assignment of Declarant's Rights recorded August 11, 2011 in Official Records Book 10253, Page 934, as amended by Third Amendment to the Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek, recorded October 25, 2012 in Official Records Book 10463, Page 1872, as amended by Fourth Amendment to the Second Amended and Restated Declaration of Master Covenants, Conditions and Restrictions of Hunter's Creek recorded October 2, 2014 in Official Records Book 10813, Page 3748 and as affected by Notice of Preservation recorded June 16, 2015 in Official Records Book 10935, Page 6619, all of the Public Records of Orange County, Florida.

Assignment of Security Instrument	Page A-1

PARCEL 4:

Together with those non-exclusive easements and rights for the benefit of Parcel 1, as set forth and granted by Hunter's Creek Community Association, Inc., a Florida not for profit Corporation, in favor of Realty Associates Fund VIII L.P., a Delaware limited Partnership, recorded August 11, 2009, in Official Records Book 9916, Page 140, of the Public Records of Orange County, Florida, for the purpose of signage and access easement agreement, over, under and across lands as described therein.

Parcel 5:

Together with those non-exclusive easements and rights for the benefit of Parcel 1, as set forth and granted by Utility Easement for underground sanitary sewer line dated May 27, 1998 from Westbrook Hunter's Creek, L.P., a Delaware limited partnership in favor of Towne Place Apartments, LTD., a Florida limited partnership filed May 29, 1998, in Official Records Book 5491, Page 4526, and Subordination of Encumbrance to Property Rights to Orange County, filed in Official Records Book 6289, Page 381, both of the Public Records of Orange County, Florida; for the purpose described therein and access easement agreement, over, under and across lands as described therein.

Assignment of Security Instrument	Page A-2